                                                                     EXHBIT 10.7

                           PURCHASE AND SALE AGREEMENT


      On the 26th day of June, 2008 (the "EFFECTIVE DATE"), this Purchase and Sale Agreement (the "AGREEMENT") is entered into between:

      SAFELAND STORAGE, L.L.C., a Louisiana limited liability company, having a permanent mailing address of 2851 Johnston Street, PMB #550, Lafayette, Louisiana, 70503 ("SAFELAND");

      FUTURE ENERGY INVESTMENTS, LLC, a Louisiana limited liability company, having a permanent mailing address of 2851 Johnston Street, PMB #550, Lafayette, Louisiana, 70503 ("FEI"; FEI and Safeland are collectively referred to here in as "SELLER"); and

      BLACKWATER MIDSTREAM CORP., a Nevada corporation, having a permanent mailing address of Post Office Box D, Garyville, Louisiana, 70051 ("BUYER");

who declared the following:

                                    ARTICLE I
                   CONVEYANCE PROVISIONS AND APPROVAL OF TITLE

      1.1 AGREEMENT TO SELL AND BUY. When executed and delivered, this Agreement will constitute a binding agreement by Seller to sell, and Buyer to buy, in accordance with the terms and conditions of this Agreement, Seller's right, title and interest in certain real property located in St. John the Baptist Parish, Louisiana (the "LAND") described in EXHIBIT A attached hereto and incorporated herein by this reference, together with all improvements thereon, if any, and all rights-of-way, easements, servitudes, rights of access and ingress to and egress from such property appurtenant thereto, (the "PROPERTY").

      The Angelina Tract (defined in Exhibit A) is subject to a Servitude Agreement (the "SERVITUDE AGREEMENT") between Safeland and Maurepas Diversion, L.L.C., a copy of which is attached as EXHIBIT B. Neither the Servitude Agreement or the rights and servitudes granted in the Servitude Agreement will be part of the Property conveyed to the Buyer under the terms of this Agreement. Buyer will have no right or interest in or to the Servitude Agreement or any award, payment or other consideration related to the diversion canal described within the Servitude Agreement.

      Each party will have the right to disapprove of the legal description set forth in the Title Report by so notifying the Title Company (defined in Article 1.2) and the other party within ten (10) days following receipt of the Title Report. This Agreement will also constitute the joint instructions of Seller and Buyer to the Title Company, which will act as their independent agent to receive, disburse, file, record and deliver all funds and documents in connection with the sale and purchase of the Property pursuant to this Agreement.


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      1.2 PURCHASE PRICE. As consideration for the sale of the Property (defined herein as the "PURCHASE PRICE"), at the Closing (defined in Article 2.1 below), Buyer will:

            (a) pay to Seller TWENTY MILLION FIVE HUNDRED THOUSAND AND NO/100 ($20,500,000) Dollars, after application of any deposits made pursuant to this Agreement, plus or minus credits, prorations and adjustments described in this Agreement (the "CASH PAYMENT");

            (b) issue to Safeland shares of capital stock of Buyer (or similar equity interest in any permitted assignee or successor of Buyer) representing ten percent (10%) of Buyer's (or permitted assignee's or successor's) outstanding capital stock, on an as converted, fully diluted basis, immediately following the Closing (the "CARRIED INTEREST") (such entity in which the Carried Interest relates, the "OPERATING ENTITY"); and

            (c) surrender all of its membership interest in Safeland (the "REDEEMED INTEREST") for redemption for no additional consideration payable to Purchaser by Safeland, FEI or any of their members or affiliates.

      Notwithstanding Article 1.2(a), on or before the Closing, Buyer will deposit with Elizabeth Title Agency, L.L.C. (the "TITLE COMPANY"), 909 Poydras Street, Suite 2300, New Orleans, Louisiana 70112, Attn: Emile A. Wagner III, the balance of the Cash Payment in immediately available funds and all certificates evidencing the Redeemed Interests. For the avoidance of doubt, the redemption of the Redeemed Interest shall occur simultaneously with the Closing and Purchaser shall have no rights to receive any portion of the Cash Payment or the Carried Interest.

      It is the intent of the parties that the Carried Interest shall entitle Safeland to participate in the proceeds of all operations carried out on the Property, pro rata with all other investors in the Property. The Carried Interest shall be PARI PASSU with the remaining ninety percent (90%) of the equity interest of the Operating Entity (the "INVESTOR INTEREST"), and shall be subject to dilution on the same basis and terms as the Investor Interest. Safeland shall have the right to participate in all future financings of the Operating Entity in order to maintain the Carried Interest as ten percent (10%) of the Operating Entity's outstanding equity interests. In addition, if Blackwater Midstream Corp. ("BLACKWATER") undertakes any other businesses or projects on the Property through a business entity other than the Operating Entity, Blackwater shall offer Safeland the right to participate in all such businesses and projects up to ten percent (10%), provided that Safeland shall purchase its interest therein on the same terms and conditions as Blackwater.

      If the Operating Entity is an entity other than Blackwater, Safeland and Blackwater will enter into an agreement with respect to their respective ownership interests in the Operating Entity similar to agreements entered into between majority and minority investors of a closely held company (a "PARTNERSHIP AGREEMENT"). The Partnership Agreement will contain customary terms and conditions, including without limitation (i) protective provisions requiring the vote of Safeland for specified extraordinary transactions, provided that


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Safeland's vote shall not carry any more weight than that required by law or the
Operating Entity's constituting documents, (ii) a prohibition on related party transactions that are not on arms'-length basis, (iii) drag along and tag along rights, (iv) right of first refusal with respect to transfers of ownership interests in the Operating Entity and (v) a put right in favor of Safeland and a call right in favor of Blackwater, in each case from and after the seventh anniversary of the Closing (or sooner in the event of a change of control of Blackwater) and at fair market value determined by a mutually acceptable appraiser (without application of any discount for the lack of control and lack of liquidity associated with the Carried Interest).

      Buyer acknowledges and agrees that as a result of the surrender and redemption of the Redeemed Interest, Buyer shall not have, and will not assert, any right to any portion of the Purchase Price.

      1.3 DEPOSIT AND INVESTMENT OF DEPOSIT. Concurrently with the execution of this Agreement, Buyer will deposit the amount of ONE THOUSAND AND NO/100 ($1,000) DOLLARS (the "DEPOSIT") with the Title Company in the form of a cashier's check or wire transfer of funds, to be held in escrow and delivered by the Title Company in accordance with the provisions of this Agreement. The Deposit will not be deemed to be Earnest Money. At Closing, the Deposit will be applied against the Purchase Price at the Closing (hereinafter defined). If the Seller and/or Buyer fail to close, the Deposit will be refunded to Buyer or paid to Seller in accordance with the provisions of this Agreement. Upon Buyer's election (or deemed election) to proceed with the Closing as described in
Article 3.3 of this Agreement, the Deposit will become nonrefundable and, should the Closing fail to occur for any reason other than Seller's default under this Agreement or Buyer's exercise of any right to cancel this Agreement described herein, will be paid to Seller immediately upon termination.

      1.4 TITLE REPORT; TITLE INSURANCE.

            (a) TITLE REPORT. Within thirty (30) business days after the execution of this Agreement, the Title Company will provide to Buyer and Seller a current preliminary title report or commitment for title insurance with respect to the Property (the "TITLE REPORT"), disclosing all matters of record which relate to the title to the Property and the requirements for issuance of the Owner's Title Policy described below.

            (b) EXAMINATION AND APPROVAL OF TITLE. Buyer will have ten (10) business days after its receipt of the Title Report, and copies of all documents referred to therein to provide to Seller and the Title Company written notice of Buyer's objections to any matters disclosed by the Title Report. Buyer's failure to provide timely written notice of its objection to any such matter will be deemed to constitute Buyer's approval of such matters. Within ten (30) days after Seller's receipt of written notice of Buyer's objections, Seller will, at Seller's option: (i) obtain title agent's commitment to delete from the Title Report matters to which Buyer has reasonably objected or to insure over such matters by appropriate endorsement, (ii) otherwise agree to satisfy Buyer's objection in a specified manner reasonably satisfactory to Buyer, or (iii) decline to take any curative or remedial action with respect to the matter objected to by Buyer. Seller's failure to elect one of the options described in
(i) or (ii) will constitute Seller's election of the option described in (iii).


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

            (c) BUYER'S RIGHTS FOR FAILURE TO CURE TITLE OBJECTIONS. If, within the thirty (30) day period described in (b) above, Seller does not cure any matter to which Buyer will have reasonably objected, Buyer may, within five (5) days after the expiration of such thirty (30) day period, either waive the uncured matter and buy the Property subject to that matter, or may terminate this Agreement, in which event the Buyer will be entitled to a return of the Deposit and any interest earned thereon. Any matters affecting title to the Property which Buyer has accepted or is deemed to have accepted pursuant to this
Article 1.4, together with: (i) any objected to matters with respect to which Buyer has waived or is deemed to have waived Seller's failure or declination to cure as provided in this Article 1.4; and/or (ii) any matter that a survey or reasonable inspection of the Property or review of the public records would have disclosed, are collectively referred to herein as "PERMITTED EXCEPTIONS".

            (d) TITLE INSURANCE POLICY. At the Closing, the Title Company will be unconditionally committed and prepared to issue to Buyer promptly following the Closing an owner's policy of title insurance (the "OWNER'S TITLE POLICY") insuring that Buyer owns title to the Property and providing coverage in the amount of the Purchase Price plus the estimated value of Buyer's planned improvements. The Owner's Title Policy will insure title subject only to the usual exclusions, conditions and stipulations contained in the preprinted form of the policy and the Permitted Exceptions. Nothing in this Agreement will require the Seller to procure a survey of the Property, as a condition to the issuance of the Owner's Title Policy or otherwise. The procurement of any survey required by Buyer will be the sole responsibility and cost of Buyer. The premium for the Owner's Title Policy, including the cost of any extended coverage and/or endorsements required by Buyer, will be charged to Buyer.

            (e) SUPPLEMENTS OR AMENDMENTS TO TITLE REPORT. If any supplement or amendment to the Title Report or update search by the Title Company discloses any additional requirements to be satisfied by Buyer or matters materially and adversely affecting title to the Property (except for specifically described encroachments or other physical items that would have been revealed by an inspection or survey of the Property), Buyer may: (i) within five (5) business days after its receipt of copies of any document evidencing such a matter, give Seller notice of Buyer's objection to any such additional requirements or other matters; or (ii) refrain from giving such notice, in which case such additional requirements and matters will become additional obligations of Buyer and Permitted Exceptions, respectively. If Buyer objects to any such additional matters or requirements, Seller will have an additional five (5) business days to obtain the Title Company's commitment to delete such matters from the Title Report or to insure over such matters by appropriate endorsement or will otherwise agree to satisfy Buyer's objection in a specified manner reasonably satisfactory to Buyer. In no event will Seller be considered responsible for failure of the transaction contemplated by this Agreement to close because of any error of the Title Company or because of any exception (other than the Permitted Exceptions) or requirement added to the Title Report because of any act, event or condition that did not result from an act of Seller.

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                                   ARTICLE II
                                     CLOSING

      2.1 CLOSING. The Closing with respect to the conveyance of the Property (the "CLOSING") will occur within one hundred twenty (120) days following the Effective Date, and if the Closing has failed to occur by 5:00 p.m. Central Standard Time on the date that is one hundred twenty (120) days following the Effective Date, and such failure is not the result of the default of Seller hereunder, then this Agreement will automatically terminate without further notice or demand and all of the Deposit will be paid to Seller. If the date for the Closing is not a business day for the Title Company or the Clerk of Court of the Parish in which the Property is located, then the Closing will occur on the first business day thereafter. The Closing will occur at the office of the Title Company or at such other location as the parties may agree.

      2.2 ITEMS TO BE DELIVERED BY SELLER AT CLOSING. At or prior to the Closing, Seller, at its cost and expense, will deliver or cause to be delivered to the Buyer:

            (a) A Cash Sale in the form attached hereto as EXHIBIT C for the real property described therein (the "CASH SALE"), executed by each Seller;

            (b) Any affidavit or disclosure statement or certification as may be required under the laws of the State of Louisiana for the conveyance of the Property;

            (c) An Assignment and Assumption Agreement in the form attached hereto as EXHIBIT D (the "ASSIGNMENT") for the permits and other items described therein, executed by Safeland and FEI; and

            (d) A seller/owner affidavit and indemnity agreement substantially in the form attached hereto as EXHIBIT E regarding parties in possession, inchoate liens and gap matters, executed by each Seller;

            (e) The Partnership Agreement, if applicable, in such form as mutually acceptable to Safeland and Blackwater; and

            (f) Any other documents that are reasonably necessary to close the transaction contemplated by this Agreement.

      2.3 ITEMS TO BE DELIVERED BY BUYER AT CLOSING. At the Closing, Buyer, at its sole cost and expense, will deliver, or cause to be delivered, to the
Seller:

            (a) The Cash Payment;

            (b) A certificate representing the Carried Interest;

            (c) A certificate representing the Redeemed Interest, duly executed for transfer or coupled with a duly executed stock power;

            (d) Any affidavit or disclosure statement or certification as may be required under the laws of the State of Louisiana for the conveyance of the Property;

            (e) The Assignment executed by Buyer;

            (f) A Preferred Provider Agreement in the form attached hereto as EXHIBIT F executed by Buyer, regarding the provision of the services and equipment specified therein by A3M Vacuum Services, Inc. to Buyer with respect to the Property;

            (g) A certificate signed by an executive officer of Buyer certifying the number and type of shares of capital stock of Buyer (or the number and type of equity interests of the Operating Entity) outstanding immediately prior to the Closing, on an as converted, fully diluted basis;

            (h) The Partnership Agreement, if applicable, in such form as mutually acceptable to Safeland and Blackwater; and

            (i) Any other documents reasonably necessary to close the transaction contemplated by this Agreement.

      2.4 PRORATIONS.

            (a) All non-delinquent rents, ad valorem real property taxes, general and special assessments, water use fees, irrigation project assessments, non-separately billed utilities and other services (if Buyer continues such services), will be prorated as of the Closing. In making all prorations, Buyer will be credited or debited with all matters for the day on which the Closing occurs. Seller will pay to Buyer all unearned advances. All existing improvement liens or special assessments affecting the Property, the installments under which are not yet due, will become Buyer's obligation upon the Closing and the Property may be conveyed subject thereto.

            (b) All items to be prorated between Seller and Buyer, as well as other charges and credits reflected on the closing statement(s), will be based upon the best information available to the parties at the time of Closing. If ad valorem real property taxes have not been assessed for the current year, or the tax rate has not been established by the relevant taxing authority, then ad valorem taxes will be prorated based upon the tax rate for the preceding year applied to the latest assessed valuation. If, following the Closing, any party discovers that any item prorated, charged or credited pursuant to the provisions of this subparagraph was erroneous, or was based upon an inaccurate estimate, then such party will notify the other party of such error and an appropriate adjustment will be made between the parties so that any item will have been correctly and accurately prorated, charged or credited between the parties. The amount of any adjustment will be due and payable by the appropriate party ten
(10) days following demand for payment thereof accompanied by such documents as may be reasonably required to establish the accuracy of such adjustment. The provisions of this subparagraph will survive the Closing.

      2.5 ALLOCATION OF OTHER CLOSING COSTS.

            (a) BUYER'S COSTS. In addition to the prorations described in
Article 2.4 above, Buyer will pay (i) its attorneys' fees relating to the preparation and negotiation of this Agreement and the other closing documents hereunder, (ii) all escrow fees and related expenses, (iii) the premium for the Owner's Title Policy (and costs associated with obtaining an ALTA survey to obtain such policy), if desired, and any endorsements required by Buyer, (iv) the recording fees for the Cash Sale, and (v) the cost of the title insurance policy required by Buyer's lender, recording fees with respect to such lender's security documents, any note servicing fees and all other costs incident to Buyer's financing of the purchase of the Property.

            (b) SELLER'S COSTS. In addition to the prorations described in
Article 2.4 above, Seller will pay (i) its attorneys' fees relating to the preparation and negotiation of this Agreement and the other closing documents hereunder, and (ii) all recording fees for releases of any existing encumbrances that do not constitute Permitted Exceptions.

            (c) OTHER CLOSING COSTS. Any closing costs to be paid at Closing that are not specifically provided for in this Agreement will be paid by Buyer and Seller in accordance with local custom.

      2.6 DELIVERY OF POSSESSION OF PROPERTY; RISK OF LOSS. Seller will deliver to Buyer possession of the Property immediately upon the Closing (subject to the rights of any other parties under the Permitted Exceptions and those matters which Seller has agreed to cure), whereupon all risk of loss to the Property from any source and all liability to third persons will also pass to Buyer. Effective upon the Closing, Buyer will be responsible and liable for all loss or damage suffered by third parties by reason of the operation of the Property. Buyer will indemnify, defend, protect and hold Seller harmless for, from and against any loss or damage for which Buyer is responsible under the terms of the preceding sentence. Seller will indemnify, defend, protect and hold Buyer harmless for, form and against any loss or damage to third parties by reasons of acts or omissions of Seller occurring on or about the Property during Seller's ownership thereof.

                                   ARTICLE III
                     CONTINGENCIES AND CONDITIONS TO CLOSING

      3.1 SELLER'S CONTINGENCIES. The obligation of Seller to sell the Property to Buyer is contingent upon, and subject to the satisfaction of, each of the following conditions as of the Closing:

            (a) BUYER COMPLIANCE WITH AGREEMENT. Buyer will have fully performed and complied with all covenants, agreements and conditions that this Agreement requires Buyer to have performed or complied with prior to or as of the Closing.

            (b) BUYER REPRESENTATIONS AND WARRANTIES TRUE. All representations and warranties of Buyer contained herein will be true and correct in all material respects as of the date of this Agreement and the Closing.

      If any of the conditions described in this Article 3.1 will not have been satisfied as of the Closing, Seller, at its option, may consider Buyer to be in default under this Agreement and pursue any right or remedy available under
Article 5.2 of this Agreement.

      3.2 BUYER'S CONTINGENCIES. The obligation of Buyer to purchase the Property from Seller is contingent upon, and subject to the satisfaction of, each of the following conditions as of the Closing:

            (a) SELLER COMPLIANCE WITH AGREEMENT. Seller will have fully performed and complied with all covenants, agreements and conditions that this Agreement requires Seller to have performed or complied with prior to or as of the Closing.


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            (b) SELLER REPRESENTATIONS AND WARRANTIES TRUE. All representations and warranties of Seller contained herein will be true and correct in all material respects as of the date of this Agreement and the Closing.

            (c) LITIGATION. There shall not be pending any suit, action, prosecution, investigation or proceeding against Seller or the Property that relates to or will have a material adverse effect on Buyer's ability to construct and operate a tank facility for storage of crude oil, refined petroleum products and alternative fuels on the Property.

If any of the conditions described in this Article 3.2 will not have been satisfied as of the Closing, Buyer, at its option, may consider Seller to be in default under this Agreement and pursue any right or remedy available under
Article 5.1 of this Agreement.

      3.3 REVIEW PERIOD.

            (a) Within five (5) business days after the Effective Date, Seller will deliver to Buyer or Buyer's counsel, upon Seller's receipt of a release of claims from Buyer in such form reasonably acceptable to Seller, originals or copies of (i) all real estate tax statements with respect to the Property since the date of acquisition of the Property by Seller, (ii) all leases and subleases in effect, if any, affecting the Property, (iii) all environmental reports, soil studies and analyses, title insurance policies and/or title commitments, geological engineering reports and surveys relating to the Property and (iv) any other agreements, licenses, permits, entitlements or documents that bind the Property. Provided Seller has timely delivered all such materials, Buyer will have a NINETY (90) DAY period from the Effective Date (the "REVIEW PERIOD") to enter upon and inspect the Property. Buyer will have until the end of the Review Period (the "REVIEW DEADLINE") to investigate any and all other matters concerning the Property, including zoning, access, servitudes, availability of water and utilities, availability of financing, the physical and environmental condition, assessments and improvement liens and any restrictions or other matters concerning the Property. If Buyer, after conducting such inspections, investigations and tests, determines that the Property is not suitable for its purposes, then Buyer will, prior to the end of the Review Period, provide to Seller the notice described in the first sentence of the following subparagraph
(b).

            (b) Buyer will have the right to terminate this Agreement by written notice delivered in accordance with Article 6.3 of this Agreement to Seller prior to the end of the Review Period, in which event the Deposit will be returned to Buyer and neither party will have any further liability under this Agreement. The Deposit will become nonrefundable upon the sooner to occur of:

            (i) prior to the Review Deadline, Buyer fails to provide the notice described in the foregoing sentence to Seller;

            (ii) Buyer provides Seller written notice that the Property is suitable for its intent and purpose and will proceed to the Closing; or

            (iii) Seller agrees to cure and does cure or correct any deficiencies or defects noticed by Buyer prior to the Closing.


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

            (c) Buyer hereby acknowledges and agrees that Seller will have no obligation to remediate, cure or correct any environmental condition associated with the Property.

      3.4 CONDEMNATION OR EMINENT DOMAIN. If, prior to the Closing, (a) any portion of the Property having a value of greater than twenty percent (20%) of the Purchase Price, or (b) that portion of the Property that provides deep water, highway or rail access is taken by condemnation or eminent domain, or if proceedings are commenced for such a taking or a demand for conveyance or offer to purchase in lieu of condemnation is made by any governmental authority, utility or other person authorized by statute to condemn, then Buyer will have the right either: (i) by written notice to Seller given within five (5) business days after Buyer receives written notification from Seller of such taking, the commencement of such proceedings or demand for conveyance or offer to purchase, to terminate this Agreement, in which event the Deposit (and any interest earned thereon) will be refunded to Buyer; or (ii) by failure to give such written notice to Seller within such five (5) business day period, to perform its obligations under this Agreement (including payment of the full Price) and to receive from Seller an assignment and delivery of Seller's rights in and to the award, payment and/or damages for such taking.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      4.1 BUYER'S ACKNOWLEDGEMENTS.

            (a) As an express condition to this Agreement, Buyer acknowledges that it will be Buyer's sole responsibility to satisfy itself regarding: (i) the scope and extent of all operations or activities on the Property, (ii) the impact of such operations on the suitability of the Property for Buyer's purposes or any other purpose, (iii) the existence or possible existence of all conditions of the Property, and (iv) all rights of access to the Property and open and publicly dedicated rights-of-way. Buyer acknowledges and agrees that:
(i) Buyer is purchasing the Property solely on the basis of its examination, inspection and investigation described in Article 3.3 above and not on the basis of any statement, representation, warranty, expressed or implied, written or oral, made by Seller or its agents or its employees that is not expressly contained in this Agreement; and (ii) Buyer is purchasing the Property in its "AS-IS, WHERE-IS" condition, with all faults and with no representation or warranty of any type or nature being made by Seller or any person on Seller's behalf, except as expressly otherwise provided in this Agreement.

            (b) Buyer further acknowledges that although Seller may know or have reason to know of the particular use Buyer intends for the Property, or Buyer's particular purpose for buying the Property, Buyer is not relying on Seller's skill or judgment in selecting the Property. Accordingly, Seller makes no warranty or representation that the Property is fit for Buyer's intended use or his particular purpose and Buyer waives any such warranty to which it might be entitled under La. C.C. art. 2524 and Buyer further waives any warranty to which it might be entitled under said article 2524 that the Property be reasonably fit for its ordinary use.

            (c) All other implied warranties with respect to the Property, including those related to Buyer's peaceable possession of the Property, the merchantability thereof, hidden defects therein or the fitness thereof for a particular purpose, zoning, or other regulatory matters, are hereby disclaimed by Seller and expressly waived by Buyer. Buyer will have no right or cause of action against Seller to assert in any controversy, claim, demand or litigation arising from or in connection with the Property. Without limiting the generality of the foregoing, Seller does not warrant that the Property is free from hidden, redhibitory or latent defects or vices or that the Property is fit for the use intended by the Buyer, and Buyer hereby expressly waives all rights in redhibition pursuant to La. C.C. arts. 2520 et seq., the warranties of ownership and peaceable possession of the Property, the warranties against hidden or redhibitory defects in the Property, and the warranty that the Property is fit for its intended use, each of which would otherwise be imposed upon Seller by La. C.C. art. 2475.

            (d) Buyer hereby releases Seller from any liability under La. C.C. arts. 2520 to 2548 for hidden, redhibitory or latent defects or vices that may be found on the Property.

            (e) Without limiting the generality of the foregoing, Buyer acknowledges that Seller makes no representation or warranty as to: (i) the value, physical condition of the Property (including soils, geological conditions, the presence or absence of radioactive, petroleum-based, Hazardous Substances (as defined below), and availability or quality of water); (ii) the sufficiency or suitability of the Property for Buyer's purposes or any purpose;
(iii) the square footage, acreage or configuration of the Property; (iv) the sufficiency or completeness of any plans for the Property; (v) zoning or land use controls affecting the Property; (vi) the state of repair or structural integrity of any improvements on the Property or their compliance (or the compliance of any activities previously conducted thereon or therein) with any federal, state or municipal laws, ordinances, regulations or requirements (including those relating to the sale of subdivided lands), except as may be expressly described elsewhere in this Agreement; (vii) the environmental status or condition of the Property; or (viii) the extent to which the Property or Seller has complied or failed to comply with any permits, approvals or requirements of applicable Environmental Laws (defined below).

            (f) In particular, but without in any way limiting the foregoing, Buyer, on behalf of itself and any entity affiliated with, owned or controlled by Buyer or a controlling member of Buyer ("BUYER ENTITIES") hereby forever waives, releases and covenants not to assert any claims against Seller, its successors, assigns, employees, agents, representatives, past, present and future, their affiliates and subsidiaries, past present and future, their respective parents, subsidiaries, and affiliates past present and future, and each of their officers, directors, and shareholders, past, present and future, ("SELLER'S REPRESENTATIVES") from any and all responsibility, liability, claims, rights, remedies, causes of action and damages arising from or relating to: (1) the investigation, removal and remediation of past, present or future releases or discharges or threatened releases and discharges of Hazardous Substances on, at, under, about or emanating from the Property; (2) any other claims, for or arising out of the presence of Hazardous Substances on, at, under, about or emanating from the Property or any property in the vicinity of the Property (including in the soil, air, structures and surface and subsurface water), including natural resource damage claims; (3) the performance or non-performance of remedial actions with respect to any past, present or future releases or threatened releases of Hazardous Substances on the Property; and (4) any past, present or future violations by Seller or Seller Representatives of any Environmental Laws regarding the Property.

      As used herein, the term "ENVIRONMENTAL LAW" will mean, as amended and in effect from time to time, any federal, state or local statute, ordinance, rule, regulation, judicial decision, or the judgment or decree of a governmental authority, arbitrator or other private adjudicator by which Buyer or the Property is bound, pertaining to health, industrial hygiene, public safety, occupational safety or the environment, including, without limitation, the Surface Mining Control and Reclamation Act (30 U.S.C. ss.1201 - et seq.), the Uranium Mill Tailings Reclamation Control Act (42 U.S.C. ss.7901 - et seq.), the Mining Health and Safety Act (30 U.S.C. ss.801 - et seq.), the Comprehensive Environmental Response, Compensation & Liability Act of 1980 (42 U.S.C. ss. 9601
- et seq.), the Resource, Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 - et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 - et seq.), the Clean Water Act (33 U.S.C. ss. 1251 - et seq.), the Oil Pollution Act of 1990 (33 U.S.C. ss. 2701 - et seq.), the Clean Air Act (42 U.S.C. ss. 7401 - et seq.), the Hazardous Substance Transportation Act; the Emergency Planning and Community Right-To-Know Act (42 U.S.C. ss. 11001 - et seq.), the Endangered Species Act of 1973 (16 U.S.C. ss. 1531 - et seq.), the Federal Land Policy and Management Act of 1976 (43 U.S.C. ss. 1701 - et seq.), the Lead-Based Paint Exposure Reduction Act (15 U.S.C. ss. 2681 - et seq.), the Safe Water Drinking Act Amendments of 1996 (42 U.S.C. ss. 300), the Solid Waste Disposal Act (42 U.S.C. ss. 6901 - et seq.), the National Historic Preservation Act of 1966 (U.S.C. 470 - et seq.), the Louisiana Environmental Quality Act (La. R.S. 30:2001 - et seq), Statewide Order 29-B of the Louisiana Department of Natural Resources, Office of Conservation, federal, state and local counterparts of each of the foregoing along with any federal, state or local laws, regulations or ordinances relating to or promulgated under authority of any such statutes or laws.

      As used herein, the term "HAZARDOUS SUBSTANCES" will mean (a) any chemicals, materials, elements or compounds or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "solid wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "pollutants," "contaminants," "toxic chemicals," "petroleum or petroleum products," "toxics," "hazardous chemicals," "extremely hazardous substances," "pesticides" or related materials, as now, in the past, or hereafter defined in any applicable Environmental Law; (b) any petroleum or petroleum products (including but not limited to gasoline and fuel additives including MTBE and other oxygenates, typically added to gasoline or their degradation products), natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, sewage, non-hazardous oilfield waste, or waste tires, and radon; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under any Environmental Law.

      The provisions of this Article 4.1(c) will survive Closing.

      4.2 SELLER'S REPRESENTATIONS AND WARRANTIES. Each Seller warrants, represents and covenants (with the understanding that Buyer is relying on these warranties, representations and covenants) that:

            (a) ORGANIZATION; AUTHORITY. Each Seller represents that it is a duly organized limited liability company authorized to transact business in the State of Louisiana, and has full legal power and authority to enter into, and perform its obligations under, this Agreement in accordance with their terms, without the consent of any partner, co-owner, member, investor, creditor, governmental authority, judicial or administrative body, or any other person. Each of the individuals executing this Agreement on Seller's behalf warrants that he/she is authorized to do so and to bind Seller thereby.

            (b) LITIGATION; PROCEEDINGS. Except as set forth on SCHEDULE 4.2(B), Seller represents that there are no suits, actions, prosecutions, investigations or proceedings, actual or pending or, to the knowledge of Seller, threatened, against or affecting Seller that relate to or will have an adverse effect on the Property.

            (c) TITLE. Seller represents that it has good and marketable fee simple title to the Property.

            (d) NO CONFLICTING AGREEMENTS. The execution and delivery by each Seller, and the performance and compliance by such Seller with the terms and provisions, of this Agreement do not violate, conflict with or result in a breach of any of the terms, conditions or provisions of (i) such Seller's organizational documents, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which such Seller is subject, or (iii) any agreement or contract to which such Seller is a party or to which it is subject.

      4.3 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer warrants, represents and covenants (with the understanding that Seller is relying on these warranties, representations and covenants) that:

            (a) ORGANIZATION; AUTHORITY. Buyer is a corporation duly organized and validly existing under the laws of State of Nevada. Buyer is duly authorized to transact business in the State of Louisiana. Buyer has full legal power and authority to enter into, and perform its obligations under, this Agreement in accordance with their terms, without the consent of any partner, co-owner, member, investor, creditor, governmental authority, judicial or administrative body, or any other person. Each of the individuals executing this Agreement on Buyer's behalf warrants that he/she is authorized to do so and to bind Buyer thereby.

            (b) BUYER SOPHISTICATION. Buyer is familiar with the special characteristics of the Property and has access to any legal, financial or other professional advice that may be necessary to fully investigate all matters pertaining to the Property and to comply with Buyer's obligations hereunder. Buyer has examined and inspected, and will have the right to examine and inspect, the physical nature and condition of the Property, including structural, mechanical, plumbing, electrical, environmental and safety conditions, and agrees to purchase the Property in its "AS IS" "WHERE IS" condition on the Closing Date, solely in reliance on its own tests, investigations and studies and not in reliance on any representations or warranties made by Seller with regard to those matters except as expressly set forth in this Agreement. Neither Seller nor any Seller Representative, nor any real estate broker or agent has/have made any representation or warranty regarding the physical condition of the Property, or any part thereof, or anything relating to the subject matter of this Agreement, except as expressly set forth in this Agreement, or as specifically set forth in a writing addressed to Buyer or its agents after the date hereof; and Buyer, in signing and delivering this Agreement, has not and will not rely upon any statement, information, or representation to whomsoever made or given, whether to Buyer or others, and whether directly or indirectly, verbally or in writing, made by any person, except as expressly set forth in this Agreement.

            (c) NO CONFLICTING AGREEMENTS. The execution and delivery by Buyer, and the performance and compliance by Buyer with the terms and provisions, of this Agreement do not violate, conflict with or result in a breach of any of the terms, conditions or provisions of (i) Buyer's organizational documents, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Buyer is subject, or (iii) any agreement or contract to which Buyer is a party or to which it is subject.

                                    ARTICLE V
                              DEFAULT AND REMEDIES

      5.1 BUYER REMEDIES FOR SELLER DEFAULT. If any of Seller's representations or warranties herein are false as of the date of this Agreement or the Closing (as applicable), or if Seller fails to perform any of its obligations hereunder for any reason, then Buyer, at its option, will have the right to: (i) terminate this Agreement by giving written notice thereof to Seller, whereupon the Deposit and all interest earned thereon will be refunded to Buyer, or (ii) specific performance of the terms and provisions of this Agreement. Buyer will not otherwise be entitled to damages and/or pursue any other right or remedy available in law or in equity. Any such action to specifically enforce the provisions contemplated herein will be brought within ninety (90) days from the termination of this Agreement and/or within ninety (90) days from the date Seller's default under this Agreement, otherwise, Buyer will be deemed to have waived its rights to bring any such action.

      5.2 SELLER REMEDIES FOR BUYER DEFAULT. If Buyer fails to perform any of its obligations hereunder for any reason, then Seller will have the right to terminate this Agreement by giving written notice thereof to Buyer, whereupon the Deposit and all interest earned thereon will be delivered to Seller, as liquidated damages and not as a penalty, and the rights and obligations of the parties hereunder, except for the obligations described in Article 6.9 hereof and other obligations which, by the terms of this Agreement, survive the Closing, will terminate.

                                   ARTICLE VI
                      GENERAL AND MISCELLANEOUS PROVISIONS

      6.1 AGENTS/BROKERAGE COMMISSIONS/BROKER DISCLOSURES. Buyer and Seller warrant and represent to each other that no real estate sales or brokerage commissions, finder's fees, deposits or similar payments are or will be due in connection with the transaction described in this Agreement. Each party will indemnify, defend, protect and hold the other parties harmless for, from and against any claims by third parties for real estate or brokerage commissions, finder's fees, deposits or similar payments in connection with the transaction described herein by reason of the indemnitor's actions or alleged actions, and all costs and expenses incurred by the indemnitee in connection therewith, including reasonable attorneys' fees. As used in this Agreement, "INDEMNITOR" means the party obligated to indemnify, and "INDEMNITEE" means the party entitled to be indemnified. The provisions of this Article 6.1 will survive the Closing or the termination of this Agreement.

      6.2 WAIVER. Either Buyer or Seller may waive any provision of this Agreement intended for its benefit. Any waiver will be in writing and no such waiver will invalidate this Agreement or be deemed to be a waiver of any other provisions hereof. The waiver of any time for performing any act will not constitute a waiver of the time for performing any other act or a similar act required to be performed at a different time. However, Buyer's agreement to allow the Closing to occur will be deemed to constitute Buyer's waiver of any and all conditions precedent or contingencies to such closing.

      6.3 NOTICES. All notices required or contemplated by this Agreement will be given in writing and delivered by hand, by Federal Express, or by United States Postal Service by certified mail with postage prepaid, at the following addresses or at such other address as one party may give notice to the other:

         If to Buyer:                    Blackwater Midstream Corp.
                                         Post Office Box D
                                         Garyville, Louisiana  70051
                                         Telecopy:  (___) ___-____
                                         Attn.:  Michael Suder

         With a required copy to:        Milling Benson Woodward L.L.P.
                                         909 Poydras Street, Suite 2300
                                         New Orleans, Louisiana  70112-1010
                                         Telecopy:  (504) 569-7001
                                         Attn.:  Charles A. Snyder

         If to the Sellers:              Safeland Storage, L.L.C.
                                         2851 Johnston Street
                                         PMB #550
                                         Lafayette, Louisiana  70503
                                         Telecopy:  (337) 735-9331
                                         Attn.:  Paul Beaullieu

         With required copy to:          Jones Walker, LLP
                                         8555 United Plaza Boulevard, Suite 500
                                         Baton Rouge, Louisiana  70809
                                         Telecopy:  (225) 248-3016
                                         Attn.:  Scott D. Chenevert

      6.4 INTEGRATION AND MODIFICATION; EXHIBITS. This written Agreement (including the exhibits hereto) and the Cash Sale constitute a complete integration of the intended agreement of the parties. All prior oral and/or written representations, promises, warranties and conditions relating to the subject matter hereof (including any letter of intent between the parties) are merged herein, and any representations, promises, warranties or conditions not incorporated herein will not be binding upon any party. No agent of any party had or has authority to the date of the execution of this Agreement to make representations or agreements, verbal or written, which differ from the representations and agreements contained in this Agreement, and no other representations, covenants, promises or agreements exist which have induced any of the parties to enter into this Agreement. This Agreement may be amended or rescinded only by written instrument executed by Seller and Buyer.

      6.5 ASSIGNMENT OF BUYER'S RIGHTS. Buyer may freely assign its rights under this Agreement to any affiliate of Buyer without Seller's prior written consent; provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder. Buyer may not assign, sell, pledge, encumber or otherwise transfer any of its rights under this Agreement to any other person without Seller's prior written consent (which may not be unreasonably withheld, conditioned or delayed), and any such purported assignment, sale, pledge, encumbrance or transfer without Seller's prior written consent will be void, will vest no right, title or interest in the purported assignee or transferee, and will constitute a default hereunder.

      6.6 SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Agreement will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns and nominees. However, this Agreement will not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns and nominees, if any.

      6.7 GOVERNING LAW. This Agreement relates to real property located in St. John the Baptist Parish, Louisiana, and will be governed by and construed in accordance with the substantive laws and judicial decisions of Louisiana, regardless of the conflict of laws, principles or the residence, location, domicile or place of business of any party or its constituent principals.

      6.8 CONSTRUCTION OF AGREEMENT. This Agreement will apply to the parties hereto according to the context hereof, without regard to the number or gender of words or expressions used herein. The headings or captions of Articles and paragraphs in this Agreement are for convenience and reference only, and in no way define, limit or describe the scope or intent of this Agreement or the provisions of such Articles or paragraphs. This Agreement will be construed as a whole, in accordance with the fair meaning of its language, and, as each party has been represented by legal counsel of its choice (or deliberately chosen not to be so represented) in the negotiation of this Agreement, neither this Agreement nor any provision thereof will be construed for or against either party by reason of the identity of the party drafting this Agreement or any other document. As used in this Agreement, the term(s): (a) "BUYER" or "SELLER" will include all persons named as such on page 1 of this Agreement, and their liability for any breach by any of them of any representation, warranty, covenant or agreement contained in this Agreement will be joint and several; (b) "INCLUDE" or "including" will mean without limitation by reason of enumeration;
(c) "HEREIN," "HEREUNDER," "HEREOF," "HEREINAFTER" or similar terms refer to this Agreement as a whole rather than to any particular Article or paragraph;
(d) "PERSON" includes a corporation, trust, estate, partnership, association, governmental authority or other entity, as well as a natural person; (e) "BUSINESS DAYS" means those days other than Saturdays, Sundays and legal holidays for Title Company or the Office of the Clerk of Court for the Parish in which the Property is located; and (f) "INDEMNITOR" and "INDEMNITEE" have the meanings provided in Article 6.1 of this Agreement. Unless otherwise expressly provided in this Agreement or the Cash Sale, the provisions of the Cash Sale will prevail in the event that an irreconcilable conflict or discrepancy exists between the provisions of this Agreement and the provisions of the Cash Sale, and specific provisions of this Agreement or the Cash Sale that irreconcilably conflict with general provisions of the same or another document that is not otherwise entitled to priority in construction will prevail over the general provisions. Technical words and phrases and those that have acquired particular meanings in the real estate industry will be construed according to those particular meanings when the context in which they are used in this Agreement reasonably indicates that the technical meaning is intended.

      6.9 ENFORCEMENT EXPENSES; THIRD-PARTY ACTION EXPENSES. In the event of any dispute between the parties hereto with respect to any rights or obligations hereunder which is the subject of litigation (neither party waiving by this reference the right to have all matters arbitrated as provided herein), the prevailing party therein will be entitled to recover all costs and expenses, including court costs and reasonable attorneys' fees incurred therein by the prevailing party, which amounts will be included in any judgment or award rendered. The provisions of this Article 6.9 will survive the Closing or termination of this Agreement.

      6.10 TAX MATTERS. Seller will furnish to Buyer, on or before the Closing, a sworn affidavit (the "NON-FOREIGN TRANSFEROR AFFIDAVIT") in a form acceptable to Buyer stating under penalty of perjury that Seller is not a "FOREIGN PERSON" as such term is defined in ss. 1445 of the Internal Revenue Code of 1986, as amended, and any relevant regulations promulgated thereunder (the "CODE") or other reasonable documentary evidence that Buyer is not required to withhold taxes from the Purchase Price under ss. 1445(a) of the Code.

      6.11 ADDITIONAL ACTS AND DOCUMENTS. The parties agree to take such further actions, and to execute, acknowledge and deliver such further documents as Buyer or Seller may reasonably request to effectuate the intent of this Agreement. The provisions of this Article 6.11 will survive the Closing or termination of this Agreement.

      6.12 TIME OF THE ESSENCE. Time is of the essence of this Agreement and of each term, provision and condition hereof. Any extension of time granted for the performance of any duty under this Agreement will not be considered an extension of time for the performance of any other duty under this Agreement.

      6.13 SEVERABILITY; PARTIAL INVALIDITY. Each covenant, provision and condition of this Agreement will be interpreted in such a manner as to be valid and effective under applicable law. If any such covenant, provision or condition will be held to be void or invalid, the same will not affect the remainder hereof, which will be valid and effective as though the void or invalid covenant, provision or condition had not been contained herein.

      6.14 RELATIONSHIP BETWEEN PARTIES. The sole and only relationship created by this Agreement is that of buyer and seller, and neither party is or will be the partner, joint venturer or agent of the other for any purpose whatsoever.

      6.15 COUNTERPARTS. This Agreement may be executed in counterparts, each of which may be executed by one or more of the signatory parties hereto. Signature pages may be detached from the counterparts and attached to one or more copies of this Agreement to form multiple legally effective documents.

      6.16 NO RECORDATION OF AGREEMENT OR MEMORANDUM. Neither this Agreement nor a memorandum thereof will be recorded, and Buyer's attempted recordation thereof will constitute a default by Buyer hereunder.

      6.17 OFFER. Upon execution by and delivery to Buyer, this Agreement will constitute the offer of Seller to consummate the sale and purchase of the Property upon the terms and conditions set forth herein. Buyer may accept this offer only by executing and delivering to the Seller three (3) copies of this Agreement and by concurrently depositing the Deposit with the Title Company as provided in Article 1.3 herein. Should acceptance fail to timely occur in such manner, this offer will automatically terminate without further notice. Seller may revoke this offer, upon written notice to Buyer, at any time prior to acceptance.

      IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first above written.


                                   SELLER:

                                   SAFELAND STORAGE, L.L.C.,
                                   A LOUISIANA LIMITED LIABILITY COMPANY

                                   BY:      /S/ PAUL BEAULLIEU
                                   NAME: PAUL BEAULLIEU
                                   TITLE:   MANAGING MEMBER


                                   FUTURE ENERGY INVESTMENTS, LLC,
                                   A LOUISIANA LIMITED LIABILITY COMPANY


                                   BY:      /S/ PAUL BEAULLIEU
                                   NAME: : PAUL BEAULLIEU
                                   TITLE:   MANAGING MEMBER


                                   BUYER:

                                   BLACKWATER MIDSTREAM CORP.,
                                   A NEVADA CORPORATION


                                   BY:      /S/ MICHAEL D. SUDER
                                   NAME:    MICHAEL D. SUDER
                                   TITLE:   CHIEF EXECUTIVE OFFICER

                                    EXHIBIT A


SAFELAND PROPERTY:

ITEM 1:

CERTAIN PARCELS OR TRACTS OF LAND, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, prescriptions and advantages thereunto belonging or in anywise appertaining, including but not limited to all batture, batture rights, alluvion, alluvion rights, dereliction and/or accretion, situated in St. John the Baptist Parish, Louisiana, on the left descending bank of the Mississippi River, comprising the greater part of Lot 3 of Angelina Plantation as defined on a plan of subdivision of said plantation by H. E. Landry, C.E., dated February 28, 1934, and as shown on a survey by John E. Walker, C.E., dated March 22, 1976, a copy of which is annexed to vendor's act of purchase, and more particularly described as follows:

      Beginning at the intersection of the centerline of the Airline Highway with the line separating Lots 3 and 4 of Angelina Plantation; thence along the line between Lots 3 and 4 South 26 degrees 35 minutes West a distance of 9798.81 feet to the mean low water line of the Mississippi River; thence up the Mississippi River along the mean low water line 1085 feet more or less to the upper line of Lot 3; thence North 26 degrees 35 minutes East a distance of 6509.57 feet to the northerly right-of-way line of Louisiana Highway No. 44; thence easterly along Louisiana Highway no. 44 along a curve to the left having a radius of 1859.86 feet a distance of
      130.49 feet; thence continuing along Louisiana Highway No. 44 a distance of 120.00 feet; thence North 26 degrees 35 minutes East a distance of
      891.98 feet; thence North 63 degrees 25 minutes West a distance of 231.4 feet to the upper line of Lot 3; thence North 26 degrees 35 minutes East along the upper line of Lot 3 a distance of 7780.41 feet to the centerline of the Airline Highway; thence North 89 degrees East along the centerline of Airline Highway a distance of 1223.01 feet to the point of beginning.

      The property is also partly designated as Parcels A, B, C, D, E and F on survey by John E. Walker, Civil Engineer, dated March 22, 1976, revised April 1976, bearing survey No. T174-30A.

ITEM 2:

A CERTAIN PARCEL OR TRACT OF LAND, together with all the buildings and improvements thereon, and all appurtenances, privileges, servitudes, rights, ways, prescriptions and advantages thereunto belonging or in anywise appertaining, situated in St. John the Baptist Parish, Louisiana, on the left descending bank of the Mississippi River and extending from the Mississippi River to the Airline Highway, and being all of Lot 4 of Angelina Plantation, said Lot 4 being as shown on survey subdividing said Angelina Plantation made by
A. G. Landry, Civil Engineer and Surveyor, New Orleans, February 28, 1934, as well as any interest vendors may have in and to the river road, levee and batture of Angelina Plantation,

      LESS AND EXCEPT THE FOLLOWING DESCRIBED PARCELS:

      PARCEL A:
      That portion of Lot 4 Angelina Plantation previously subdivided being know and Troxclair Subdivision and Amann Subdivision, and including Angelina Avenue, Amann Street and Crossroad, all as shown on the plat of said subdivision attached to the option to purchase. Said parcel further described as being bounded on the west by Jefferson Highway or River Road, on the north or upriver side by the unsubdivided portion of Lot 4 Angelina Plantation, on the east by the right of way line of the Y & M V or Illinois Central Railroad and on the south or down river side by the southerly most or down river boundary of Lot 4 Angelina Plantation, comprising 22.34 acres.

      PARCEL B:
      A strip of land on the plat attached to the option to purchase and also hereto, being further described as commencing at the southeast corner of said property, thence proceed north along the west side of the Airline Highway a distance of 365.90 feet and corner, thence proceed in a westerly direction in a line drawn parallel to the upper boundary of said property as shown in survey of S. K. Landry dated December 21, 1967, thence along the east side of the southern boundary of said property, thence proceed in generally easterly direction along the southern boundary of said property to the point of beginning, comprising 2.526 acres.

ITEM 3:

A CERTAIN TRACT OF LAND, together with all the buildings and improvements situated thereon, and all of the rights, ways, privileges, servitudes, and advantages thereunto belonging or in anywise appertaining, situated in the State of Louisiana, Parish of St. John the Baptist, Southeastern Land District, in
Section 3, Township 11 South, Range 6 East, being that portion of Angelina Plantation awarded to Arthur Troxclair, et. al., by Judgment rendered February 9, 1979, in Proceedings No. 5886 on the Docket of the 29th Judicial District Court in and for the Parish of St. John the Baptist, State of Louisiana; as affirmed by the Fourth Circuit Court of Appeal, State of Louisiana, Docket Number 10907, dated May 13, 1980; Writs Refused, Supreme Court of the State of Louisiana, Docket No. 80-C 1872, dated October 24, 1980.

Said tract of land is commonly referred to as batture and being part of the original ANGELINA PLANTATION and that part of LOT 4 of ANGELINA PLANTATION, as subdivided, which is bounded North by the south right of way line of Jefferson Highway or River Road; South by the low water mark of the Mississippi River; West by a line common to Lot 3 and Lot 4 of the Angelina Plantation and the extension of said line to the low water mark of the Mississippi River and East by the East line of Lot 4 of Angelina Plantation and the extension of said line to the low water mark of the Mississippi River.

FEI PROPERTY:

      A certain tract or parcel of land containing 5.008 acres or 218,130 sq. ft., being a portion of Lot 3 of Angelina Plantation, located in Section 3, Township 11 South, Range 6 East, near the community of Garyville, St. John the Baptist Parish, Louisiana and being more particularly described as follows:

      Commencing at the intersection of the northerly right of way line of River Road - Louisiana State Highway No. 44 and the common line of Lots 2 and 3 or Angelina Plantation, said point being a found 1" iron pipe in concrete and said point being the "POINT OF BEGINNING" and labeled "P.O.B.,"

      Then, departing said right of way line and continuing along said common plantation lot line as follows:

      North 26 degrees 32 minutes 10 seconds East a distance of 129.17 feet to a found axle, a distance of 513.96 feet to a found 1" iron pipe in concrete and a distance of 345.22 feet to a found grate bar containing an overall dimension of North 26 degrees 32 minutes 10 seconds East a distance of
      988.35 feet from said "P.O.B.," Then, departing from said common plantation lot line; South 63 degrees 32 minutes 21 seconds East a distance of 231.69 feet to a found railroad rail; Then, departing said railroad rail as follows: South 26 degrees 33 minutes 47 seconds West a distance of 345.70 feet to a found 1" iron pipe in concrete, a distance of
      513.83 feet to a found 2" iron pipe, and a distance of 33.65 feet to a found 1" iron pipe in concrete located along the northerly right of way line of River Road - Louisiana State Highway No. 44 containing an overall dimension of South 26 degrees 33 minutes 47 seconds West a distance of
      893.18 feet from said rail; Then, continuing along said right of way line, North 86 degrees 56 minutes 20 seconds West a distance of 120.00 feet to a set 3/4" iron rod; Then, continuing along a curve to the right having a delta of 04 degrees 00 minutes 47 seconds, a radius of 1,859.86 feet, an arc length of 130.27 feet, a chord bearing of North 84 degrees 55 minutes 56 seconds West and a chord distance of 130.24 feet to the "POINT OF BEGINNING."

      As shown on survey entitled "ALTA/ACSM LAND TITLE SURVEY OF A 5.008 ACRE TRACT BEING A PORTION OF LOT 3 OF ANGELINA PLANTATION" prepared by Acadia Land Surveying, L.L.C., dated May 25, 2007.

                                    EXHIBIT B

                           COPY OF SERVITUDE AGREEMENT

                                    EXHIBIT C

                                    CASH SALE


      Before the undersigned Notary Public and witnesses personally appeared:

      SAFELAND STORAGE, L.L.C., a Louisiana limited liability company, having a permanent mailing address of _________________________ ("SAFELAND");

      FUTURE ENERGY INVESTMENTS, LLC, a Louisiana limited liability company, having a permanent mailing address of _________________________ ("FEI"; FEI and Safeland are collectively referred to here in as "SELLER");

who declared that for the price of _____________________________ DOLLARS, cash, and other valuable consideration, receipt and sufficiency of which is acknowledged, Seller hereby sells, transfers, conveys, assigns, sets over, abandons and delivers without any legal warranties whatsoever, except as to title, but with full substitution and subrogation in and to all rights and actions of warranty which Seller has or may have against all preceding owners and vendors unto:

      ____________________, a __________ __________, having a permanent mailing address of _________________________ ("BUYER");

all right, title and interest that Seller may have in and to the following described property (the "PROPERTY"), the possession and delivery of which Buyer acknowledges:

                         [LEGAL DESCRIPTION OF PROPERTY]

the Property being conveyed together with all servitudes, rights and appurtenances, all buildings and improvements now located on the Property.

      It is expressly agreed that the Property herein conveyed and all improvements and component parts, plumbing, electrical systems, mechanical equipment, heating and air conditioning systems, built-in appliances, and all other items located hereon are conveyed by Seller and accepted by Buyer "AS IS, WHERE IS," without any warranties of any kind whatsoever, except as to title, even as to zoning, operation, or suitability of the property for the use intended by Buyer, without regard to the presence of apparent or hidden defects and with Buyer's full and complete waiver of any and all rights for the return of all or any part of the purchase price by reason of any such defects.

      Buyer acknowledges and declares that neither Seller nor any party, whomsoever, acting or purporting to act in any capacity whatsoever on behalf of Seller has made any direct, indirect, explicit or implicit statement, representation or declaration, whether by written or oral statement or otherwise, and upon which Buyer has relied, concerning the existence or non-existence of any quality, characteristic or condition of the property herein conveyed. Buyer has had full, complete and unlimited access to the property herein conveyed for all tests and inspections which Buyer, in Buyer's sole discretion, deems sufficiently diligent for the protection of Buyer's interests.

      Buyer further acknowledges that although Seller may know or have reason to know of the particular use Buyer intends for the Property, or Buyer's particular purpose for buying the Property, Buyer is not relying on Seller's skill or judgment in selecting the Property. Accordingly, Seller makes no warranty or representation that the Property is fit for Buyer's intended use or his particular purpose and Buyer waives any such warranty to which it might be entitled under La. C.C. art. 2524 and Buyer further waives any warranty to which it might be entitled under said article 2524 that the Property be reasonably fit for its ordinary use.

      All other implied warranties with respect to the Property, including those related to Buyer's peaceable possession of the Property, the merchantability thereof, hidden defects therein or the fitness thereof for a particular purpose, zoning, or other regulatory matters, are hereby disclaimed by Seller and expressly waived by Buyer. Buyer will have no right or cause of action against Seller to assert in any controversy, claim, demand or litigation arising from or in connection with the Property. Without limiting the generality of the foregoing, Seller does not warrant that the Property is free from hidden, redhibitory or latent defects or vices or that the Property is fit for the use intended by the Buyer, and Buyer hereby expressly waives all rights in redhibition pursuant to La. C.C. arts. 2520 et seq., the warranties of ownership and peaceable possession of the Property, the warranties against hidden or redhibitory defects in the Property, and the warranty that the Property is fit for its intended use, each of which would otherwise be imposed upon Seller by La. C.C. art. 2475.

      Buyer hereby releases Seller for any liability under La. C.C. arts. 2520 to 2548 for hidden, redhibitory or latent defects or vices found on the Property.

      Buyer also waives any rights Buyer may have in redhibition to a return of the purchase price or to a reduction of the purchase price paid pursuant to Louisiana Civil Code Articles 2520 to 2548, inclusive, in connection with the property hereby conveyed to Buyer by Seller. By Buyer's signature, Buyer expressly acknowledges all such waivers and Buyer's exercise of Buyer's right to waive warranty pursuant to Louisiana Civil Code Article 2520 and 2548, inclusive.

      Without limiting the generality of the foregoing, Buyer acknowledges that Seller makes no representation or warranty as to: (i) the value, physical condition of the Property (including soils, geological conditions, the presence or absence of radioactive, petroleum-based, Hazardous Substances (as defined below), and availability or quality of water); (ii) the sufficiency or suitability of the Property for Buyer's purposes or any purpose; (iii) the square footage, acreage or configuration of the Property; (iv) the sufficiency or completeness of any plans for the Property; (v) zoning or land use controls affecting the Property; (vi) the state of repair or structural integrity of any improvements on the Property or their compliance (or the compliance of any activities previously conducted thereon or therein) with any federal, state or municipal laws, ordinances, regulations or requirements (including those relating to the sale of subdivided lands), except as may be expressly described elsewhere in this Agreement; (vii) the environmental status or condition of the Property; or (viii) the extent to which the Property or Seller has complied or failed to comply with any permits, approvals or requirements of applicable Environmental Laws (defined below).

      In particular, but without in any way limiting the foregoing, Buyer, on behalf of itself and any entity affiliated with, owned or controlled by Buyer or a controlling member of Buyer ("BUYER ENTITIES") hereby forever waives, releases and covenants not to assert any claims against Seller, its successors, assigns, employees, agents, representatives, past, present and future, their affiliates and subsidiaries, past present and future, their respective parents, subsidiaries, and affiliates past present and future, and each of their officers, directors, and shareholders, past, present and future, ("SELLER'S REPRESENTATIVES") from any and all responsibility, liability, claims, rights, remedies, causes of action and damages arising from or relating to: (1) the investigation, removal and remediation of past, present or future releases or discharges or threatened releases and discharges of Hazardous Substances on, at, under, about or emanating from the Property; (2) any other claims for or arising out of the presence of Hazardous Substances on, at, under, about or emanating from the Property or any property in the vicinity of the Property (including in the soil, air, structures and surface and subsurface water), including natural resource damage claims; (3) the performance or non-performance of remedial actions with respect to any past, present or future releases or threatened releases of Hazardous Substances on the Property; and (4) any past, present or future violations by Seller or Seller's Representatives of any Environmental Laws regarding the Property. As used herein, the term "ENVIRONMENTAL LAW" will mean, as amended and in effect from time to time, any federal, state or local statute, ordinance, rule, regulation, judicial decision, or the judgment or decree of a governmental authority, arbitrator or other private adjudicator by which Buyer or the Property is bound, pertaining to health, industrial hygiene, public safety, occupational safety or the environment, including, without limitation, the Surface Mining Control and Reclamation Act (30 U.S.C. ss.1201 - et seq.), the Uranium Mill Tailings Reclamation Control Act (42 U.S.C. ss.7901 - et seq.), the Mining Health and Safety Act (30 U.S.C. ss.801 - et seq.), the Comprehensive Environmental Response, Compensation & Liability Act of 1980 (42 U.S.C. ss. 9601 - et seq.), the Resource, Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 - et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 - et seq.), the Clean Water Act (33 U.S.C. ss. 1251 - et seq.), the Oil Pollution Act of 1990 (33 U.S.C. ss. 2701 - et seq.), the Clean Air Act (42 U.S.C. ss. 7401 - et seq.), the Hazardous Substance Transportation Act; the Emergency Planning and Community Right-To-Know Act (42 U.S.C. ss. 11001 - et seq.), the Endangered Species Act of 1973 (16 U.S.C. ss. 1531 - et seq.), the Federal Land Policy and Management Act of 1976 (43 U.S.C. ss. 1701 - et seq.), the Lead-Based Paint Exposure Reduction Act (15 U.S.C. ss. 2681 - et seq.), the Safe Water Drinking Act Amendments of 1996 (42 U.S.C. ss. 300), the Solid Waste Disposal Act (42 U.S.C. ss. 6901 - et seq.), the National Historic Preservation Act of 1966 (U.S.C. 470 - et seq.), the Louisiana Environmental Quality Act (La. R.S. 30:2001 - et seq), Statewide Order 29-B of the Louisiana Department of Natural Resources, Office of Conservation, federal, state and local counterparts of each of the foregoing along with any federal, state or local laws, regulations or ordinances relating to or promulgated under authority of any such statutes or laws. As used herein, the term "HAZARDOUS SUBSTANCES" will mean (a) any chemicals, materials, elements or compounds or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "solid wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "pollutants," "contaminants," "toxic chemicals," "petroleum or petroleum products," "toxics," "hazardous chemicals," "extremely hazardous substances," "pesticides" or related materials, as now, in the past, or hereafter defined in any applicable Environmental Law; (b) any petroleum or petroleum products (including but not limited to gasoline and fuel additives including MTBE and other oxygenates, typically added to gasoline or their degradation products), natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, sewage, non-hazardous oilfield waste, or waste tires, and radon; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under any Environmental Law.

      For purposes of Buyer's release of Seller, hazardous substances means (a) any chemicals, materials, elements or compounds or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "pollutants," "contaminants," "toxic chemicals," "petroleum or petroleum products," "toxics," "hazardous chemicals," "extremely hazardous substances," "pesticides" or related materials, as now, in the past, or hereafter defined in any applicable Environmental Law; (b) any petroleum or petroleum products (including but not limited to gasoline and fuel additives including MTBE and other oxygenates, typically added to gasoline or their degradation products), natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and radon; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

      According to the records of the Sheriff, ___________, Louisiana, ad valorem taxes on the Property have been paid for the calendar years 200_, 200_ and 200_. Taxes for 200_ have been prorated between parties and will be paid by the Buyer on or before December 31, 200_.

      Buyer will be responsible for providing the tax assessor for the Parish where the immovable property is located with the address where property tax and assessment notices are to be mailed. As of the date of this sale such notices will be sent to Buyer at the following address: ________________________________
_______________________________________________________________________________.

      All parties signing the within instrument have declared themselves to be of full legal capacity. This Act of Cash Sale may be executed in one or more counterparts, each of which will be deemed an original, and when taken together will constitute one and the same instrument.

      All agreements and stipulations herein and all the obligations herein assumed will inure to the benefit of and be binding upon the heirs, successors and assigns of the respective parties, and Buyer, its heirs, successors and assigns, will have and hold the Property in full ownership forever.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      Signed this _____ day of __________, 200_, in _______________,
_______________, before the undersigned Notary Public and witnesses.


WITNESSES:                              SELLER:

                                        SAFELAND STORAGE, L.L.C., A LOUISIANA
                                        LIMITED LIABILITY COMPANY


_________________________________       ________________________________________
PRINTED NAME:____________________       NAME:___________________________________
                                        TITLE:__________________________________

                                        FUTURE ENERGY INVESTMENTS, LLC, A
                                        LOUISIANA LIMITED LIABILITY COMPANY

_________________________________       ________________________________________
PRINTED NAME:____________________       NAME:___________________________________
                                        TITLE:__________________________________


                      ___________________________________
                                  NOTARY PUBLIC
                     PRINTED NAME: _________________________
                           ID NO.: __________________


WITNESSES:                              BUYER:

                                        ____________________, a __________
                                        __________


_________________________________       ________________________________________
PRINTED NAME:____________________       NAME:___________________________________
                                        TITLE:__________________________________


                      ___________________________________
                                  NOTARY PUBLIC
                     PRINTED NAME: _________________________
                           ID NO.: __________________

                                    EXHIBIT D
                                    ---------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "AGREEMENT"), is entered into as of the ______ day of __________ 20__, by each of Safeland Storage, L.L.C., a Louisiana limited liability company ("ASSIGNOR"), and ____________________, a __________ __________ ("ASSIGNEE").

                              W I T N E S S E T H:

      WHEREAS, Assignor and Assignee and others have entered into that certain Purchase and Sale Agreement dated as of June 18, 2008 ("PURCHASE AGREEMENT"), pursuant to which Assignor has sold, and Assignee has purchased, certain assets specified therein (the "PROPERTY"); and

      WHEREAS, Assignor desires to convey, transfer and assign to Assignee the Permits (as defined in Section 1) and Assignee desires to accept such Permits.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. CONVEYANCE, TRANSFER AND ASSIGNMENT OF THE ACQUIRED ASSETS. Assignor hereby grants, conveys, assigns, transfers, bargains and delivers unto Assignee all right, title and interest in and to:

            (a)   the following permits pertaining to the Property (the
                  "PERMITS"):

            (i) Air Permit Number 2580-00051-00, Activity Number PER 20060001, AI Number 144688; and

            (ii) LPDES Water Discharge Permit Number LA0122572, Activity Number PER20060002, AI Number 144688; and

            (b) to the extent transferable, environmental reports, soil studies and analyses, geological engineering reports, surveys, agreements, licenses, permits, entitlements or documents in Assignor's possession and relating solely to the Property (the "DOCUMENTS"); PROVIDED, HOWEVER, that Assignor makes no representation or warranty with respect to the title to or validity of the Documents or the completeness or accuracy of any information contained or referred to in the Documents.

      TO HAVE AND TO HOLD the Permits and Documents unto Assignee and its successors and assigns forever, together with all and singular the rights belonging or pertaining to the Permits.

      Assignor does hereby represent and warrant that the Permits are fully transferable by Assignor to Assignee and are fit for the purpose of constructing and operating a tank facility for storage of crude oil, refined petroleum products and alternative fuels on the Property (a "TERMINALLING FACILITY"). Notwithstanding the foregoing, Assignee acknowledges that Assignor does not represent or warrant that the Permits constitute all permits, authorizations or approvals that may be required to design, construct or operate a Terminalling Facility on the Property and that additional federal, state or local permits, authorizations and approvals may be required by authorities.

      2. ASSUMPTION BY ASSIGNEE. Assignee hereby accepts the assignments, transfers, deliveries and conveyances made in Section 1 hereof and agrees to pay, perform and discharge as and when due the liabilities and obligations of Assignor arising under the Permits, or otherwise directly related to the Property, to the extent that such liabilities and obligations are required to be paid, performed or discharged on or after the date hereof or are attributable to events or periods of performance occurring on or after the date hereof (prorated as of the date hereof).

      3. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Louisiana without giving effect to conflicts of laws principles.

      4. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

      5. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      6. SEVERABILITY. If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and to this end, the provisions hereof are severable.

      7. FURTHER ASSURANCES. Assignor covenants and agrees to execute and deliver to Assignee all such other and additional assignments, instruments and other documents and to do all such other acts and things as may be necessary more fully to vest in Assignee record title to all of the Permits and the respective rights and interests herein granted or intended to be granted, and to put Assignee in actual possession of the Permits.


                            [Signature page follows.]

      IN WITNESS WHEREOF, Assignor has executed this Agreement as of the day and year first above written.


                                        ----------------------------------------


                                        By:
                                                --------------------------------
                                        Name:
                                                --------------------------------
                                        Title:
                                                --------------------------------


                                        SAFELAND STORAGE, L.L.C.


                                        By:
                                                --------------------------------
                                        Name:
                                                --------------------------------
                                        Title:
                                                --------------------------------

                                    EXHIBIT E
                                    ---------

                            FORM OF SELLER AFFIDAVIT


                    FIDELITY NATIONAL TITLE INSURANCE COMPANY
               POSSESSION, INCHOATE LIEN AND GAP MATTER AFFIDAVIT


STATE OF _______________
PARISH OR COUNTY OF ________________

      I/We, ________________________________________ ("Affiant", whether one or more), being first duly sworn, on oath did depose and state that Affiant owns the following described property (the "Land"):

      SEE EXHIBIT "A" ATTACHED HERETO,

and has owned the Land continuously for OVER 70 DAYS, and Affiant's enjoyment thereof has been peaceable and undisturbed and the title to the Land has never been disputed to Affiant's knowledge, nor does Affiant know of any facts by reason of which the title to, or possession of, the Land might be disputed or by reason of which any claim to any of the Land might be asserted adversely to Affiant, and more particularly:

1. No party other than Affiant is in possession of all or a portion of the Land under any unrecorded leases, tenancy at will or otherwise or past the expiration of any term, including any renewal and extension terms, under any recorded leases, except:


2. Affiant, at present, and for a period of 70 days past, has caused no construction, erection, alteration or repairs of any structures or improvements on the Land to be done having a cost or value of over $500.00, nor has contracted for any material to be delivered to the Land for which charges therefore remain unpaid, except:


3. If any Affiant is a limited liability company, the sale, exchange, lease, mortgage, pledge or other transfer of the Land DOES constitute a sale, exchange, lease, mortgage, pledge or other transfer of all or substantially all of the assets of the limited liability company within the meaning of La. R.S. 12:1318B requiring the approval of the members of the limited liability company, AND ALL OF THE MEMBERS OF AFFIANT HAVE GIVEN THEIR APPROVAL TO THE SALE OF THE LAND.

      This affidavit is given to induce FIDELITY NATIONAL TITLE INSURANCE COMPANY (the "Company") to issue its title insurance policy or policies pursuant to the Company's title insurance commitment, including endorsements and amendments thereto, bearing Issuing Office File No. ETF#__________ without exception to claims of materialmen's and laborers' liens, survey matters, special assessments and rights of parties in possession, as applicable.

      This affidavit is further given to induce FIDELITY NATIONAL TITLE INSURANCE COMPANY to issue its title insurance policy or policies without exception to defects, liens, encumbrances, adverse claims or other matters known to, created or suffered by Affiant, first appearing in the public records or attaching subsequent to the effective date, namely, ___________________, 2008, of the Company's above-referenced title insurance commitment, but prior to the time the proposed insured acquires for value of record the estate or interest or mortgage thereon covered by said policy ("Gap Matters").


                                            AFFIANT:
                                            ____________________________________

                                            BY: ________________________________
                                            NAME:_______________________________
                                            TITLE:______________________________

SWORN TO AND SUBSCRIBED BEFORE ME
THIS _____ DAY OF ___________, 2008.

___________________________________
NOTARY PUBLIC
PRINT NAME: _______________________
NOTARY ID NO.: ____________________
MY COMMISSION EXPIRES: ____________

[SEAL]

                                    EXHIBIT F
                                    ---------

                        A3M PREFERRED PROVIDER AGREEMENT

                          PREFERRED PROVIDER AGREEMENT


      THIS PREFERRED PROVIDER AGREEMENT (this "AGREEMENT") is entered into as of the __ day of May, 2008, by and between ____________________, a __________
__________ (the "COMPANY"), and A3M Vacuum Services, Inc., a Louisiana corporation ("A3M").

                                    RECITALS

      WHEREAS, the Company has acquired that certain immovable property described on EXHIBIT A attached hereto (the "PROPERTY"); and

      WHEREAS, the Company desires to designate A3M as its preferred provider of certain services and equipment for use on the Property, and A3M desires to provide such services and equipment, on the terms and subject to the conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

      1. DESIGNATION; PROVISION OF INDUSTRIAL WASTE SERVICES. During the term of this Agreement, the Company designates A3M as its preferred provider of any and all Industrial Waste Services that A3M is capable of providing for the Company. A3M accepts such designation and agrees to provide Industrial Waste Services to the Company in accordance with the standard terms, conditions and procedures that A3M provides such services to its industrial customers. For purposes of this Agreement, "INDUSTRIAL WASTE SERVICES" means the following services:

            (a) dirt hauling and spreading - Fill work for environmental remediation work only;

            (b) vacuum truck services - Liquids, sludge, etc.;

            (c) vessel cleaning;

            (d) tank cleaning;

            (e) waste water treatment and disposal;

            (f) twenty-four hour emergency spill response, assessment, cleanup, transportation and disposal;

            (g) waste transportation/disposal;

            (h) volume reduction/dewatering; and

            (i) portable toilets.

      2. TERM. The term of this Agreement shall commence as of the date hereof and shall continue thereafter for a period of ten (10) years, unless sooner terminated (a) by a party upon the occurrence of an Event of Default (as defined in Section 10 hereof) by or with respect to the other party or (b) upon the mutual written consent of the Company and A3M. Termination of this Agreement shall not relieve a party of a liability or obligation accrued or incurred before termination and is without prejudice to all continuing obligations in this Agreement (including obligations relating to expense reimbursement for expenses incurred prior to or in connection with such termination).

      3. PROCEDURES. When Industrial Waste Services are required from time to time to be performed on behalf of the Company, the Company shall use its reasonable best efforts to promptly provide A3M with a request for proposal or similar statement of need for each job or project requiring such Industrial Waste Services. A3M shall promptly respond to such request or statement, indicating if it is willing and able to perform such services and if so, the pricing and other terms upon which it is willing to provide such services to the extent not governed by the Master Service Agreement. To the extent that A3M is willing and able to perform the Industrial Waste Services associated with such job or project, the Company shall award or cause to be awarded the work for such Industrial Waste Services to A3M unless the Company reasonably determines that A3M is unable or unwilling to perform such work on a timely basis and at a quality and cost that is competitive with third parties for similar services; PROVIDED, that in making such determination as to cost, the Company may not make an adverse determination with respect to A3M where A3M has provided reasonable evidence that the pricing afforded the Company by A3M is at least as favorable as the pricing afforded any other of its customers of similar status. Upon making any adverse determination with respect to the provision of Industrial Waste Services by A3M, the Company shall promptly notify A3M thereof and provide A3M with a reasonably detailed written explanation of the basis for such determination.

      4. RELATIONSHIP OF THE PARTIES. Neither A3M, on the one hand, nor the Company, on the other hand, is for any purposes of this Agreement an agent, partner or employee of the other. This Agreement does not constitute a joint venture between the parties, or any of their respective successors or assigns. It is agreed that in providing Industrial Waste Services pursuant to this Agreement and the Master Service Agreement, A3M, and its employees, agents and consultants, will at all times be independent contractors to the Company.

      5. WAIVER. The failure of any party to enforce its rights under this Agreement will not be deemed to be a waiver of such rights absent an express, written waiver signed by the waiving party. Waiver of any one breach will not be deemed to be a waiver of any other breach of the same or any other provision of this Agreement.

      6. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission) or (c) one (1) Business Day after the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

                  If to A3M:                A3M Vacuum Services, Inc.
                                            P.O. Box 727
                                            LaPlace, LA 70069
                                            Telecopy: (985) 536-6403
                                            Attn.:  Pat Sellers

                  If to the Company:
                                            -----------------------------------

                                            Telecopy: (___) ___-____
                                            Attn.:
                                                    ---------------------------

      7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter herein and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, between the parties hereto relating to the subject matter herein.

      8. MODIFICATION. Neither this Agreement nor any provision hereof may be modified, amended, changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such modification, amendment, change, waiver, discharge or termination is sought.

      9. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

      10. EVENTS OF DEFAULT. The events described in Sections 10(a) and 10(b) shall constitute "EVENTS OF DEFAULT" under this Agreement:

            (a) A breach by either the Company or A3M of any of its material covenants or agreements set forth in this Agreement, which breach is not cured within twenty (20) days following receipt of a written notice thereof from the other party given in accordance with this Section 10(a). Any notice given pursuant to this Section 10(a) shall specify the provision or provisions of this Agreement that the non-breaching party believes the breaching party or parties may have breached and include a reasonably detailed description of the related facts and circumstances.

            (b) The filing by either the Company or A3M of a petition commencing a voluntary case under the Bankruptcy Code; and admission in writing by either A3M or the Company of its inability to pay its debts as they become due; the filing by either A3M or the Company of any petition or answer in any proceeding seeking for itself or consenting to, or acquiescing in, any insolvency, receivership, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or the filing by either A3M or the Company of an answer or other pleading admitting, or failing to deny or contest, the material allegations of the petition filed against it in any such proceeding; the seeking or consenting to, or acquiescence by either A3M or the Company in, the appointment of any trustee, receiver, or liquidator of it, or any part of its property; or the commencement against either A3M or the Company of an involuntary case under the Bankruptcy Code or a proceeding under any insolvency, receivership, liquidation, dissolution or like law statute.

            (c) Subject to Section 10(a), upon the occurrence of any Event of Default, this Agreement shall, at the option of the non-defaulting party, be immediately terminated upon written notice to the defaulting party thereof, and the defaulting party shall thereafter be liable and responsible to the non-defaulting party for all damages sustained or incurred by the non-defaulting party by reason of such default and for all other relief and remedies available to the non-defaulting party by reason of such default. Upon termination of this Agreement, all property of A3M that is in the possession of the Company shall promptly be returned to A3M.

      11. NO SPECIAL OR CONSEQUENTIAL DAMAGES. No party shall be liable, and each party hereby agrees to waive and shall not seek the recovery of, any special or consequential damages for the breach or threatened breach of any provision of this Agreement.

      12. GOVERNING LAW. The provisions of this Agreement, its execution, performance or nonperformance, interpretation, construction and all matters based upon, arising out of or related to this Agreement shall be governed by the laws of the State of Louisiana without regard to its conflict of laws provisions that if applied might require the application of the laws of another jurisdiction.

      13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) is considered an original.

      14. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives, effective as of the date first written above.


                                        A3M VACUUM SERVICES, INC.


                                        By:
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                                        Name:
                                                --------------------------------
                                        Title:
                                                --------------------------------





                                        By:
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                                        Name:
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                                        Title:
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